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                                                                    Exhibit 99.2

                               LTI HOLDINGS, INC.
                         SPECIAL MEETING OF STOCKHOLDERS
                            TO BE HELD _______, 2000

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned stockholder of LTI Holdings, Inc. (the "Company"), having received the Notice of Special Meeting and the Proxy Statement/Prospectus, hereby appoints Michael E. Noonan and Donald L. Aldridge, or either of them with full power of substitution, attorneys and proxies of the undersigned to vote at the Special Meeting of Stockholders of the Company to be held on _______, ________, 2000 at ___ a.m., local time, and at any adjournment or postponement thereof, hereby revoking any proxies heretofore given, to vote all shares of Common Stock of the Company which the undersigned is entitled to vote, in accordance with the following instructions. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the Special Meeting.

         This Proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, the Proxy will be voted "FOR" each of the proposals and will be voted in the discretion of the proxies upon such other matters as may properly come before the Special Meeting.

                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)
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                        THE BOARD OF DIRECTORS RECOMMENDS
                       A VOTE "FOR" EACH OF THE PROPOSALS.

[X]      PLEASE MARK VOTES AS IN THIS EXAMPLE


PROPOSAL                                                                          FOR         AGAINST       ABSTAIN

1.  Proposal to approve and adopt an Agreement and Plan of Merger dated as        [ ]           [ ]           [ ]
of August 4, 2000 by and between Speedcom Wireless International Corporation and LTI Holdings, Inc.

2.  Proposal to approve an amendment to the  certificate  of  incorporation       [ ]           [ ]           [ ]
to provide for a 1 for 4.26 reverse stock split of the  outstanding  common stock, to become effective just prior to the completion of the merger.

3. Proposal to approve  certain  additional  changes to the  certificate of       [ ]           [ ]           [ ]
incorporation,  to become effective on the completion of the merger, and to
authorize   the  filing  of  an  Amended  and   Restated   Certificate   of
Incorporation in connection therewith.

4. To transact such other business as may properly come before the Special
Meeting and any adjournment or postponement thereof, including potential adjournments for the purpose of soliciting additional proxies.


         PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                                              ---------  -----------------------
                                                Date              Signature

                                              ---------  -----------------------
                                                 Date              Signature


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NOTE: Please sign exactly as name appears hereon. Joint owners should each sign.
When signing as attorney, executor, administrator, trustee guardian or in any other representative capacity, please give full title as such. If signing for a corporation, please sign in full corporate name by a duly authorized officer.